UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 17, 2004

Date of Report (date of earliest event reported)

CURON MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	000-31519	77-0470324
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

46117 Landing Parkway

Fremont, California 94538

(Address of principal executive offices)

(510) 661-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On August 17, 2004, Curon Medical, Inc., a Delaware corporation, issued a press release announcing that it had terminated its Vice President of Direct Sales and four other employees within the Company’s sales organization as a result of an ongoing internal investigation being conducted by the Company’s Audit Committee regarding revenue recognition of certain sales transaction and information given to certain customers with regard to reimbursement. The Company also announced that, as a result, it is unable to timely file its Quarterly Report on Form 10-Q for the second quarter of fiscal 2004. The press release is attached hereto as an exhibit and is incorporated herein by reference.

Subsequently on August 18, 2004, the Company issued a press release announcing additional information regarding the ongoing internal investigation, and an unrelated accounting adjustment. The press release is attached hereto as an exhibit and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
99.1	Press Release of Curon Medical, Inc. dated August 17, 2004.

99.2	Press Release of Curon Medical, Inc. dated August 18, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CURON MEDICAL, INC.

By:	/s/ Alistair F. McLaren
Alistair F. McLaren
Vice President of Finance, Chief Financial Officer
and Chief Information Officer

Date: August 18, 2004

INDEX TO EXHIBITS

Index Number	Description of Document
99.1	Press Release of Curon Medical, Inc. dated August 17, 2004.

99.2	Press Release of Curon Medical, Inc. dated August 18, 2004.